                             STOCKHOLDER OPTION AGREEMENT

          AGREEMENT, dated July 13, 1998, among Henkel KGaA, a
Kommanditgesellschaft auf Aktien (a partnership limited by shares), organized under the laws of the Federal Republic of Germany ("PARENT"), Henkel Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and Robert H. Berglass, as Trustee of the Berglass Charitable Remainder Trust UDT 7/8/98 ("STOCKHOLDER").

                               W I T N E S S E T H :

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Purchaser and DEP Corporation, a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "OFFER") by Purchaser for all outstanding shares of Common Stock (as defined in Section 1 hereof) and for the subsequent merger of Purchaser with and into the Company (the "MERGER"), all on the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS, in accordance with the Merger Agreement, as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, Purchaser shall commence the Offer at the Offer Price (as defined in Section 1 hereof); and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Purchaser have required that Stockholder agree, and Stockholder agrees, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

          1.  DEFINITIONS.  For purposes of this Agreement:

          (a) "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          (b) "COMMON STOCK" shall mean the shares of Common Stock, par value $0.01 per share, of the Company.

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          (c)  "OFFER PRICE" shall mean cash in the amount of $5.25 per share of
Common Stock or, if greater, the price per share paid by Purchaser in the Offer.

          (d) "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (e) Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          2.  TENDER OF SHARES.

          (a) In order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite Stockholder's name on Schedule I hereto (the "EXISTING SECURITIES" and, together with any shares of Common Stock acquired by Stockholder (whether beneficially or of record) after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options or other rights to acquire Common Stock or in any other way, the "SECURITIES"), all of which are Beneficially Owned by Stockholder. If Stockholder acquires Securities after the date hereof, Stockholder shall tender (or cause the record holder to tender) such Securities on or before such fifth business day or, if later, on or before the second business day after such acquisition. Stockholder hereby acknowledges and agrees that Parent's and Purchaser's obligation to accept for payment, purchase and pay for the Securities in the Offer, including the Securities Beneficially Owned by Stockholder, is subject to the terms and conditions of the Offer.

          (b) Stockholder hereby permits Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Merger by the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) Stockholder's identity and ownership of the Securities and the nature of Stockholder's commitments, arrangements and understandings under this Agreement; provided that Stockholder shall have a right to review and comment on such disclosure a reasonable time before it is publicly disclosed.

          3.  OPTION.

          (a) In order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder hereby grants to Purchaser an irrevocable option (a "SECURITIES OPTION") to purchase the Securities (the "OPTION SECURITIES") at the Offer Price, subject to increase as set forth below (the "PURCHASE PRICE"). The Securities Option may be exercised, in whole but not in part, by written notice to Stockholder (as set forth below), for a period of ten (10) business days (the "10 DAY PERIOD") following termination of the Merger Agreement or termination of the Offer, whichever shall first occur; PROVIDED that, prior to such termination, either (i) a Trigger Event shall have occurred or (ii) (A) the Company shall have received a written proposal from any person other than Parent, Purchaser or any affiliate of Parent or Purchaser for an Acquisition Transaction, which proposal shall not have expired or been withdrawn, (B) the Merger Agreement shall have been terminated by Parent pursuant to Section 8.01(b), 8.01(d)(ii), 8.01(f) or 8.01(g) and (C) at the time of such termination the Minimum Condition shall not have been satisfied. Notwithstanding the foregoing, the Securities Option may not be exercised until: (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Securities upon such exercise shall have expired or been waived and any other conditions under the other Antitrust Laws shall have been satisfied and (ii) there shall not be in effect any preliminary injunction or other order issued by any Governmental Entity prohibiting the exercise of the Securities Option pursuant to this Agreement; provided that if (i) all HSR Act waiting periods shall not have expired or been terminated or (ii) there shall be in effect any such injunction or order, in each case on the expiration of the 10 Day Period, the 10 Day Period shall be extended until five (5) business days after the later of (A) the date of expiration or termination of all HSR Act waiting periods, and (B) the date of removal or lifting of such injunction or order.

          (b) In the event that Purchaser wishes to exercise the Securities Option, Purchaser shall send a written notice (the "NOTICE") to Stockholder identifying the date (not less than two (2) nor more than five (5) business days from the date of the Notice) for the closing of such purchase, which closing shall be held at the executive offices of the Company (or such other place as the parties may agree). At the closing, Stockholder shall deliver to Purchaser appropriate and effective instruments of transfer of the Option Securities, against payment to Stockholder of the Purchase Price, in same day funds, by wire transfer to such account as Stockholder shall designate.

          (c) In the event the Option Securities are acquired by Purchaser pursuant to the exercise of the Securities Option (the "ACQUIRED SECURITIES") and, either before or at any time within the one-year period following such acquisition, Parent, Purchaser or any affiliate of Parent or Purchaser shall acquire Common Stock (other than from the Company) at a price in excess of the Purchase Price, then the Purchase Price hereunder shall be increased to such higher price. If the purchase of the Acquired Securities has been completed at the time of such increase, Stockholder shall be entitled to receive, and Purchaser shall promptly (and in no event more than 48 hours following such increase) pay to Stockholder, by wire transfer of same day funds to such account as Stockholder shall designate, the amount of the increase.

          (d) In the event the Option Securities are acquired by Purchaser pursuant to the exercise of the Securities Option, Stockholder shall be entitled to receive, and Purchaser shall promptly (and in no event more than 48 hours following such Sale) pay to Stockholder, upon any subsequent disposition, transfer or sale to an unaffiliated third party ("SALE") of all or any portion of the Acquired Securities within the one-year period following such acquisition, an amount per share in cash equal to the excess, if any, of the net proceeds received per share in the Sale over the Purchase Price. Any such payment shall be made by wire transfer of same day funds to such account as Stockholder shall designate.

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

          4.  ADDITIONAL AGREEMENTS.

          (a) VOTING AGREEMENT. Stockholder shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all Securities then held of record or Beneficially Owned by Stockholder (and, in the case of Securities not held of record by Stockholder, subject to Stockholder's voting direction), (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Company Option Agreement and the approval of the terms of each thereof and each of the other actions contemplated by the Merger Agreement, the Company Option Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any proposal relating to an Acquisition Transaction and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Company Option Agreement or which would result in any of the conditions set forth in Exhibit A to the Merger Agreement or set forth in Article VII of the Merger Agreement not being fulfilled.

          (b) NO INCONSISTENT ARRANGEMENTS. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, Stockholder shall not (i) offer to transfer (which term shall include, without limitation, any sale, tender, gift, pledge (other than a pledge which does not impair Stockholder's ability to perform under this Agreement), assignment or other disposition), transfer or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or the Company Option Agreement (including, without limitation, any action that would cause the Merger to be subject to Section 1101 of the CGCL).

          (c)  GRANT OF IRREVOCABLE PROXY; APPOINTMENT OR PROXY.

               (i) Stockholder hereby irrevocably grants to, and appoints, Parent and Petra Hammerlein and Ernest G. Szoke, or either of them, in their respective capacities as officers or representatives of Parent, and any individual who shall hereafter succeed to any such office or representation of Parent, and each of them individually, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the various transactions contemplated by the Merger Agreement and the Company Option Agreement and against any proposal relating to an Acquisition Transaction.

               (ii) Stockholder represents that any proxies heretofore given in respect of Stockholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

               (iii) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. A legend reflecting the foregoing irrevocable proxy shall be placed on the certificate or certificate representing the Securities.

          (d) NO SOLICITATION. Stockholder hereby agrees, in the capacity as a stockholder of the Company, that neither Stockholder nor any affiliates, representatives or agents shall (and, if Stockholder is a corporation, partnership, trust or other entity, Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, Purchaser or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction. Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal relating to an Acquisition Transaction.
Stockholder will immediately communicate to Parent, to the same extent as is required by the Company pursuant to Section 6.02 of the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which Stockholder may receive in respect of any such Acquisition Transaction. Any action taken by the Company or any member of the Board of Directors of the Company, including any action taken by Stockholder in Stockholder's capacity as a Director or officer of the Company, in accordance with Section 6.02 of the Merger Agreement shall be deemed not to violate this Section 4(d).

          (e) REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (f) WAIVER OF APPRAISAL RIGHTS. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have.

          5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Parent and Purchaser as follows:

          (a) OWNERSHIP OF SECURITIES. Stockholder is the record and Beneficial Owner of the Existing Securities, as set forth on Schedule I. On the date hereof, the Existing Securities constitute all of the Securities owned of record or Beneficially Owned by Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) POWER; BINDING AGREEMENT. Stockholder has the power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

          (c) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of Stockholder to perform Stockholder's obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (d) NO LIENS. Except as permitted by this Agreement, the Existing Securities and the certificates representing such securities are now, and at all times during the term hereof will

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be, held by Stockholder, or by a nominee or custodian for the benefit of
Stockholder, free and clear of all liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such liens or proxies arising hereunder.

          (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

          (f) RELIANCE BY PARENT. Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of, and representations and warranties contained in, this Agreement.

          6. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. Each of Parent and Purchaser hereby represents and warrants to Stockholder as follows:

          (a) POWER; BINDING AGREEMENT. Parent and Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b) NO CONFLICTS. Except for filings under the HSR Act, other applicable Antitrust Laws and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and Purchaser, the consummation by each of Parent and Purchaser of the transactions contemplated hereby and the compliance by Parent and Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and Purchaser, the consummation by each of Parent and Purchaser of the transactions contemplated hereby or compliance by each of Parent and Purchaser with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of Parent or Purchaser to perform their respective obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or Purchaser is a party or by which either of Parent or Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or Purchaser or any of their properties or assets.

          7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          8. STOP TRANSFER. Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "SECURITIES" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.

          9. INDEMNIFICATION. For a period of four years from and after the Effective Time, Parent shall indemnify Stockholder and hold Stockholder harmless against any loss, cost or expense (including without limitation reasonable attorneys' fees) in the event of any claim against Stockholder relating to the actions of Stockholder, as stockholder, in connection with the Merger Agreement, this Agreement and any of the transactions contemplated thereby; PROVIDED that Stockholder shall have first sought indemnification from the Company pursuant to insurance, the Company's charter or by-laws and any indemnification agreement or other arrangement between the Company and Stockholder; PROVIDED FURTHER, HOWEVER, that the obligations of Parent hereunder shall be limited to the excess, if any, of Stockholder's loss, cost or expense over the sum of (x) amounts actually recovered from the Company in accordance with the preceding proviso plus (y) an aggregate amount for Stockholder and all other stockholders executing agreements substantially the same as this Agreement in connection with the Merger Agreement of $100,000. In the event of any claim for which indemnification is provided herein, Stockholder shall promptly notify Parent, PROVIDED that the failure to give such notice shall not relieve Parent from its obligations hereunder except if, and to the extent that, it suffers actual prejudice thereby. Parent shall have the right to undertake, with counsel of its choice (subject to the reasonable approval of Stockholder and which counsel may be counsel to Parent), the defense of such claim. Stockholder shall have the right to employ its own counsel to participate (but not to control the defense) in any such action, but the fees and expenses of such counsel shall be at the sole expense of Stockholder unless (i) Parent or the Company shall have failed to employ counsel to assume the defense of such claim within a reasonable time after receiving notice thereof, or (ii) a conflict of interest shall prevent the same counsel from representing Parent or the Company and the Stockholder. Parent shall not be liable hereunder for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

          10. TERMINATION. The covenants, agreements and proxy contained herein with respect to the Securities shall terminate upon the earliest of (a) the Effective Time, (b) the first anniversary of the date hereof, (c) the termination of the Merger Agreement pursuant to Section 8.01(a), 8.01(c) or 8.01(d)(i) or, by the Company, pursuant to Section 8.01(f) thereof and (d) the expiration of the 10 Day Period.

          11. NO LIMITATION. Nothing in this Agreement shall be construed to prohibit Stockholder, or any officer or affiliate of Stockholder who is or has designated a member of the Board of Directors of the Company, from taking any action solely in his or her capacity as a member of the Board of Directors of the Company or from exercising his or her fiduciary duties as a member of such Board of Directors.

          12.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement and Company Option Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon the parties and any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder's administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Stockholder or Parent and Purchaser, as the case may be, provided that Parent or Purchaser may assign, in its respective sole discretion, its rights and obligations hereunder to any direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or facsimile transmission (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          If to Stockholder:

Robert H. Berglass
c/o DEP Corporation
2101 East Via Arado
Rancho Dominguez, CA 90220
Telephone No.:  (310) 764-2207
Facsimile No.:  (310) 537-2524

          Copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA  90071
Attention:  Andrew E. Bogen, Esq.
Telephone No.:  (213) 229-7159
Facsimile No.:  (213) 229-7520

          If to Parent or Purchaser:

Henkel KGaA
Henkelstrasse 67
D-40191 Dusseldorf
Germany
Attention:  Petra U. Hammerlein
Telephone No.:  (49) 211-797-3362
Facsimile No.:  (49) 211-798-2470

          Copy to:

Henkel Acquisition Corp. II
c/o Henkel Corporation
The Triad
2200 Renaissance Boulevard - Suite 200
Gulph Mills, PA 19406
Attention:  Ernest G. Szoke
Telephone No.:  (610) 270-8124
Facsimile No.:  (610) 270-8219

          and to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention:  William A. Groll, Esq.
Telephone No.: (212) 225-2000
Facsimile No.:  (212) 225-3999

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Purchaser shall be deemed to be the owner, nor shall Parent or Purchaser have the power to vote for the election of directors, with respect to some or all of the Securities for purposes of the CGCL until the purchase of, and payment for, such Securities is actually consummated. The rights of Parent and Purchaser hereunder shall be limited as provided in the preceding sentence.

          (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) NO WAIVER. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by or confer any rights upon, any person or entity who or which is not a party hereto.

          (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l) WAIVER OF JURY TRIAL. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

          (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

          (o) EXPENSES. Except as otherwise provide herein, neither Parent and Purchaser, on the one hand, nor Stockholder, on the other hand, shall be required to pay the expenses incurred by the other party in connection with this Agreement.

                  IN WITNESS WHEREOF, Parent, Purchaser and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                              HENKEL KGaA

                              By: /s/ Uwe Specht
                                 ------------------------------------
                                 Name: Dr. Uwe Specht
                                 Title: Executive Vice President


                              By: /s/ Petra Hammerlein
                                 ------------------------------------
                                 Name: Dr. Petra Hammerlein
                                 Title: Senior Counsel


                              HENKEL ACQUISITION CORP. II

                              By: /s/ John E. Knudson
                                 ------------------------------------
                                 Name: John E. Knudson
                                 Title: Vice President and Treasurer


                              ROBERT H. BERGLASS, AS TRUSTEE OF
                                THE BERGLASS CHARITABLE
                                REMAINDER TRUST UDT 7/8/98

                              By: /s/ Robert H. Berglass
                                 -----------------------------------
                                 Name: Robert H. Berglass
                                 Title: Trustee

                                     SCHEDULE I

      NAME OF
    STOCKHOLDER        NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED
----------------------------------------------------------------------------
     Robert H.
    Berglass, as                             761,905
   Trustee of the
      Berglass
     Charitable
  Remainder Trust
     UDT 7/8/98
